Exhibit 10.1

TERRA INDUSTRIES INC.

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, NY 10020

December 13, 2004

Dear Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed private placement (the “Private Placement”) by Taurus Investments S.A. (“Taurus”) of up to 25,060,725 shares (the “Designated Shares”) of common stock, with no par value (the “Common Stock”), of Terra Industries Inc., a Maryland corporation (the “Company” or “Terra”) in which you will act as placement agent.

You have advised us that the Designated Shares will be sold to qualified institutional buyers (the “New Purchasers”) pursuant to a stock purchase agreement (the “New Purchasers’ Agreement”) between Taurus on the one hand, and each such purchaser on the other hand. In connection with the Private Placement, Terra and the New Purchasers are to enter into a Registration Rights Agreement (the “New Purchaser Registration Rights Agreement”) dated the date hereof, pursuant to which Terra will agree to file a shelf registration statement for the resale by the New Purchasers of the Designated Shares.

Terra understands that entering into this Letter Agreement with you will facilitate the Private Placement. Accordingly, in order to facilitate the Private Placement and for other good and for valuable consideration, the sufficiency of which is hereby acknowledged, Terra agrees with you, for your benefit and for the benefit of the New Purchasers, that it will not, without your prior written consent, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Terra or any person controlled by Terra (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) in

respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of Terra or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, until March 15, 2005, other than (i) the filing of one or more amendments to the registration statement contemplated by Section 1(a) of the Registration Rights Agreement (the “Existing Registration Rights Agreement”), dated as of August 6, 2004, among Taurus, Terra and the other parties thereto (other than for the sale of any securities by Terra pursuant thereto), (ii) the issuance of up to 21,250,000 shares of Common Stock and up to 6,250,000 Series B Cumulative Redeemable Preferred Shares (the “Series B Shares”), to be issued as consideration for the acquisition of Mississippi Chemical Corporation (“MCC”) as contemplated by the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of August 6, 2004, by and among MCC, Misschem Acquisition Inc. and Terra attached as Exhibit 99.2 to Terra’s Current Report on Form 8-K filed with the SEC on August 9, 2004, and the filing of a registration statement (including any amendments) in respect thereof, (iii) the issuance of shares of Common Stock upon the redemption of the Series B Shares as contemplated by Exhibit D to the Stock Purchase Agreement, and the filing of a registration statement (including any amendments) in respect thereof, (iv) the issuance of convertible subordinated debentures or shares of Common Stock issuable upon the conversion of the convertible subordinated debentures or the 4.25% Series A Cumulative Perpetual Preferred Shares (the “Series A Shares”), as contemplated by the Series A Shares Purchase Agreement dated as October 7, 2004, among Citigroup Global Markets as representative of the initial purchasers named therein and the Company, (v) the filing of a registration statement (including any amendments) contemplated by Section 2 of the Registration Rights Agreement (the “Convertible Preferred Registration Rights Agreement”), dated as of October 7, 2004, among Citigroup Global Markets as representative of the initial purchasers named therein and the Company (other than for the sale of any securities by Terra pursuant thereto), (vi) the issuance and sale of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, or options for such Common Stock or securities, in each case pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan described in the Terra’s Annual Report for the year ended December 31, 2003, on Form 10-K filed with the SEC on March 9, 2004, (vii) the issuance of warrants (the “MCC Warrants”) to purchase up to 4,000,000 shares of Common Stock upon the closing of the transactions contemplated by the Stock Purchase Agreement as described in the Warrant Letter (the “Warrant Letter”), dated August 6, 2004, among Terra, Perry Principals Investments LLC and others and the issuance of the shares of Common Stock issuable upon the exercise of the MCC Warrants, (viii) the filing of a registration statement (including any amendments) or contemplated by Section 1(c) of the Warrant Letter, and (ix) the filing of one or more registration statements (including any amendments) contemplated by Section 2(a) of the New Purchaser Registration Rights Agreement.

If for any reason the New Purchasers’ Agreements shall be terminated prior to the Closing Date (as defined in the New Purchasers’ Agreement), the agreement set forth above shall likewise be terminated.

This letter is governed by and construed in accordance with the laws of the Sate of New York.

Very truly yours,

TERRA INDUSTRIES INC.

By:
Name:	Francis G. Meyer
Title:	Chief Financial Officer

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